Exhibit 10.1

AMENDMENT AND SUPPLEMENT NO. 1 TO
SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT AND SUPPLEMENT NO. 1 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made as of September 21, 2007, by and among (1) GENCO SHIPPING & TRADING LIMITED, a corporation organized and existing under the laws of the Republic of Marshall Islands (the “Borrower”), (2) the banks and financial institutions acceptable to the Borrower and Mandated Lead Arranger (as defined below) as are signatories hereto, as lenders (the “Lenders”), and (3) DnB NOR BANK ASA, acting through its New York branch (“DnB”) as Administrative Agent (in such capacity, the “Administrative Agent”), mandated lead arranger (in such capacity, the “Mandated Lead Arranger”), as bookrunner (in such capacity, the “Bookrunner”), as security trustee and as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) and amends and is supplemental to the Senior Secured Credit Agreement dated as of July 20, 2007 (the “Original Agreement”), made by and among the parties. All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the Original Agreement, the Lenders made available to the Borrower a senior secured credit facility in the amount of US$1,377,000,000 (the “Facility”);

WHEREAS, the Borrower has requested that the Lenders permit the Borrower to transfer the Pledged Securities in Jinhui to Genco Investments LLC, a Marshall Islands limited liability company (“Genco Investments”);

WHEREAS, the Lenders have agreed to permit the Borrower to transfer the Pledged Securities in Jinhui to Genco Investments provided the Borrower satisfies the requirements of this Amendment, including but not limited to Genco Investments (i) establishing a Deposit Account (as defined in Section 9 of this Amendment), (ii) executing a Guaranty under the Original Agreement, as supplemented hereby, and (iii) executing a Pledge and Security Agreement over the Pledged Securities in Jinhui; and

WHEREAS, the Lenders and the Borrower have agreed to certain other amendments to the Original Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.  Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.

2.  Representations and Warranties.  The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement, the Note and the Security Documents (updated mutatis mutandis). In addition, the Borrower represents and warrants that it is the owner of one hundred percent (100%) of the ownership interest of Genco Investments.

3.  No Defaults.  The Borrower hereby represents and warrants that as of the date hereof no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred.

4.  Performance of Covenants.  The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents, on its part to be performed, and the Borrower covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Original Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.  Amendment to the Original Agreement.  Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)  All references to “this Agreement” shall be deemed to refer to the Original Agreement, as further amended and supplemented hereby.

(b)  The first paragraph on page one shall be revised to replace “11” with “13”.

(c)  The last sentence of Section 4.02(b) shall be replaced in its entirety with the following sentence:

“In addition, in the event of a sale of any Pledged Securities in Jinhui by Genco Investments, the Borrower shall ensure that within one Business Day after the day the proceeds of each such sale are converted from Norwegian Kroner into United States Dollars (and received by the Borrower or Genco Investments LLC after termination of the relevant swap in relation thereto), prepay the outstanding Loans in an aggregate amount up to Seventy Seven Million United States Dollars (US$77,000,000), together with customary breakage costs, if applicable. In addition, in the event of a sale of any other Pledged Securities by Genco Investments, Genco Investments shall ensure that the proceeds of the sale shall be used to prepay the outstanding Loans (if any), in an amount equal to the Loans made with respect to the acquisition of the Pledged Securities and at the time that shall be agreed between Genco Investments and the Agent at the time of the acquisition of the Equity Investment.  Finally, in the event that the Borrower or Genco Investments shall desire to exchange the Pledged Securities for Vessels to be acquired from the issuer of such Pledged Securities, then the Borrower or Genco Investments, as the case may be, shall be permitted to make such exchange and such Vessels, valued in an aggregate amount equal to Seventy Seven Million United States Dollars (US$77,000,000) in the case of Jinhui, or the amount the Loans made to acquire such Equity Investment, in connection with other Equity Investments, shall be subject to Section 8.02 hereof,”;

(d)  The text of Section 4.03 shall be amended by (1) renaming the Section “Required Repayments and Application of Net Cash Flow”, (2)  replacing the words “Commencing with” in the first line thereof with the words “For”, (3) adding the following as a new second sentence: “In addition, commencing with the quarter ending December 31, 2007, the Borrower shall repay Six Million Two Hundred Fifty Thousand United States Dollars (US$6,250,000) on the last day of each quarter and prior to the declaration of any Dividend (the “Required Repayments”).” and (4) amending the final sentence of the Section by adding the words “Required Repayments or” before “required payments with respect to Net Cash Flows”.

(e)  Section 7.03 shall be revised to replace “the Borrower” in the ninth line of such Section with “Genco Investments”.

(f)  Section 10.01(i) shall be amended by deleting the word “Borrowing” from the second line thereof.

(g)  Section 11.02 shall be amended by adding the phrase “or Genco Investments” after “Subsidiary Guarantor” in the introductory paragraph.

(h)  Section 11.02(iv) shall be amended by adding a parenthentical “(A)” prior to the text on the first line thereof and then adding the following new text as subparagraph “(B)”:

“(B)           Genco Investments may sell all or any part of its assets provided that (x) all proceeds from such Collateral Disposition have been applied to the repayment of the Loans to the extent required in Section 4.02 of this Agreement and (y) if all of the assets of Genco Investments shall have been sold, the Genco Investments may dissolve provided that (i) all of the proceeds of such dissolution shall be paid only to the Borrower and (ii) no Event of Default is continuing unremedied at the time of such dissolution; and”

(i)  Section 11.02 shall be amended by adding the phrase “or Genco Investments” after “Guarantor” in the second line of the first paragraph thereof.

(j)  Section 11.04(a)(i) shall be amended by the addition of the phrase “or Genco Investments” in the parenthetical expression in the first line thereof.

(k)  Section 11.04(b) shall be amended by adding the phrase “nor Genco Investments” after “Subsidiary Guarantor” in the second line thereof.

(l)  Section 11.12 shall be amended by adding the phrase “or Genco Investments” after “Subsidiary Guarantor” in each instance where “Subsidiary Guarantor” appears in subparagraphs “(a)” and “(b)” thereof.

(m)  Section 11.16 shall be amended by adding the phrase “or Genco Investments” after “Subsidiary Guarantor” in the first line thereof.

(n)  Section 12.08 shall be amended by adding the phrase “or Genco Investments” after “Subsidiary Guarantor” at the end of the second and third line thereof and in the sixth line thereof.

(o)  The definition of “Applicable Margin” in Section 13 shall be amended  to read as follows:

shall mean 0.90% per annum until the fifth anniversary of the Effective Date, and thereafter shall be 0.95% per annum; provided however, that if at any time the Borrower’s Consolidated Indebtedness falls below 70% of its Consolidated Total Capitalization, then during such period the Applicable Margin will be 0.85% per annum until the fifth anniversary of the Effective Date, and thereafter shall be 0.90%.

(p)  The definition of “Collateral Disposition” in Section 13 shall be modified to add, after “Mortgaged Vessel”, “or, in the case of Genco Investments, its Investments,”.

(q)  The definition of “Credit Documents” in Section 13 shall be amended to include the following at the end thereof “and, for the avoidance of doubt shall include any and all documents executed by Genco Investments pursuant to the terms of this Agreement as amended”.

(r)  The definition of “Genco Investments” shall be inserted in the appropriate alphabetical place in Section 13 as follows: “means Genco Investments LLC, a Marshall Islands limited liability company.”

(s)  The definition of “Jinhui Pledge” in Section 13 shall be revised to replace the word “Borrower” with “Genco Investments” and the reference to Section 7.04 shall be changed to Section 7.03.

(t)  The definition of “Required Repayments” will be added to Section 13 and such definition shall read ““Required Repayments” shall have the meaning provided in Section 4.03.”

(u)  The definition of “Subsidiary Guarantor” shall be amended by the insertion of the following “(other than Genco Investments)” immediately after “Borrower” in the second line thereof.

6.  Fees and Expenses.  The Borrower shall pay promptly to the Lenders all costs and expenses (including reasonable legal fees) of the Lenders in connection with the preparation and execution of this Amendment and each of the Guaranty and the Pledge and Security Agreement to be executed by Genco Investments.

7.  No Other Amendment.  All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8.  Other Documents.  By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended and supplemented by this Amendment. By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Facility and any of its obligations under the Original Agreement, the Note or any Security Document shall remain in full force and effect notwithstanding the amendments contemplated hereby.

9.  Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)  Corporate Documents.  The Lenders shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact of the Borrower executing this Amendment and the officers or attorneys-in-fact of Genco Investments executing the Guaranty and the Pledge and Security Agreement relating to the Pledged Securities in Jinhui;

(b)  Amendment, Guaranty and Pledge and Security Agreement.  The Borrower shall have executed and delivered to the Lenders this Amendment and each of the Guarantors shall have consented hereto, the Borrower shall have executed a supplement to its Pledge and Security Agreement or a new Pledge and Security Agreement in respect of its shares in Genco Investments and Genco Investments shall have executed and delivered to the Lenders a Guaranty and the Pledge and Security Agreement relating to, inter alia, the Pledged Securities in Jinhui, together with any and all related documents required in connection therewith to the satisfaction of the Lenders;

(c)  Depository Account.  The Administrative Agent shall have received evidence to the satisfaction of the Lenders that Genco Investments has established a Norwegian Central Securities Depository Account (the “Depository Account”);

(d)  No Event of Default.  The Lenders shall be satisfied that no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing and the representations and warranties of the Borrower contained in the Original Agreement and this Amendment, shall be true on and as of the date of this Amendment; and

(e)  Opinion of Counsel.  The Administrative Agent shall have received relevant and satisfactory legal opinions from (i) Wikborg, Rein & Co., special Norwegian counsel to the Agent and Lenders, an opinion addressed to the Administrative Agent and each of the Lenders, (ii) Reeder & Simpson, Marshall Islands counsel to the Borrower and Genco Investments, (iii) Kramer Levin Naftalis & Frankel LLP, special New York counsel to the Borrower and Genco Investments and (iv) such other legal opinions as the Administrative Agent may require.

10.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

11.  Further Assurances.  The Borrower hereby consents and agrees that if this Amendment or any of the Security Documents shall at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment or any of the Security Documents.

12.  Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13.  Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

        BORROWER:

        GENCO SHIPPING & TRADING LIMITED, as Borrower

        By_________________________________
         Name:
         Title:

        Address:

        299 Park Avenue, 20th floor
        New York, NY     10171
        Telephone:
        Facsimile:

        DNB NOR BANK ASA, NEW YORK BRANCH, as Administrative Agent,
        Collateral Agent, Mandated Lead Arranger, Bookrunner and a Lender

        By_________________________________
         Name:
         Title:

        By_________________________________
         Name:
         Title: